Exhibit 99.1
News Release
Axalta Coating Systems 2001 Market Street Suite 3600 Philadelphia, PA 19103 USA	Contact Robert Ferris D +1 215 255 7981 Rob.Ferris@axalta.com

For Immediate Release

ROBERT BRYANT NAMED INTERIM CHIEF EXECUTIVE OFFICER OF AXALTA
Axalta Reaffirms Third Quarter Adjusted EBITDA Guidance

Philadelphia, PA, October 8, 2018 - Axalta Coating Systems Ltd. (NYSE: AXTA) today announced that its Board of Directors has appointed Robert Bryant, Axalta’s Executive Vice President and Chief Financial Officer, to the additional role of interim Chief Executive Officer, effective immediately. Bryant succeeds Terrence Hahn, who has resigned by mutual agreement with the Board, following an investigation by outside counsel into conduct by Mr. Hahn unrelated to financial matters that Axalta believes was inconsistent with Company policies. Mr. Hahn has also vacated his position on the Board.
Chairman Charlie Shaver said, “We are pleased that Robert Bryant has agreed to step into the role of interim CEO. Having worked closely with Robert for over five years, I know he has the leadership skills and financial acumen, as well as the respect of the management team and employees, to be an effective leader for Axalta. The Company remains well positioned to build on its success, with strong end-market demand and an unrelenting focus on customer service and innovation.”
Bryant said, “I deeply appreciate the vote of confidence from Charlie and the Board. The management team at Axalta is resilient -- we will work tirelessly to put this distraction behind us and focus on delivering outstanding products and customer service.”
Hahn said, “I wish the best to Axalta’s employees and its leadership.”
Axalta also announced that its preliminary results for the third quarter are in line with the Company’s guidance communicated during its second quarter earnings update, which specified third quarter adjusted EBITDA of approximately 24 percent of the midpoint of its full-year range.
About Robert Bryant
Robert Bryant has served as Executive Vice President and Chief Financial Officer of Axalta since 2013. He was previously Chief Financial Officer and Senior Vice President of Roll Global LLC. Before joining Roll Global in 2007, he was Executive Vice President of Strategy, New Business Development, and Information Technology at Grupo Industrial Saltillo, S.A.B. de C.V. Mr. Bryant graduated summa cum laude and Phi Beta Kappa with a B.A. degree in Economics from the University of Florida and received his M.B.A. degree with a concentration in Finance from the Harvard Business School.
About Axalta
Axalta is a leading global company focused solely on coatings and providing customers with innovative, colorful, beautiful and sustainable solutions. From light OEM vehicles, commercial vehicles and refinish applications to electric motors, buildings and pipelines, our coatings are designed to prevent corrosion, increase productivity and enable the materials we coat to last longer. With more than 150 years of experience in the coatings industry, the approximately 14,000 people of Axalta continue to find ways to serve our more than 100,000 customers in 130 countries better every day with the finest coatings, application systems and technology. For more information, visit axalta.com and follow us @Axalta on Twitter and on LinkedIn.
Cautionary Statement Concerning Forward-Looking Statements
This release may contain certain forward-looking statements regarding Axalta. All of these statements are based on management’s expectations as well as estimates and assumptions prepared by management that, although they believe to be reasonable, are inherently uncertain. These statements involve risks and uncertainties, including, but not limited to, economic, competitive, governmental and technological factors outside of Axalta’s control, as well as risks and uncertainties associated with a transition in Axalta’s leadership, that may cause its business, industry, strategy, financing activities or actual results to differ materially. More information on potential factors that could affect Axalta’s business performance and financial results is available in the “Risk Factors” and “Management's Discussion and Analysis of Financial Condition and Results of Operations” section within Axalta's most recent annual report on Form 10-K, and in other documents that we have filed with, or furnished to, the U.S. Securities and Exchange Commission. Axalta undertakes no obligation to update or revise any of the forward-looking statements contained herein, whether as a result of new information, future events or otherwise.

Contact
Robert C. Ferris
D: +1 215 255 7981
M: +1 973 765 7393
rob.ferris@axalta.com
www.axalta.com

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